UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 6, 2023

EACO CORPORATION

(Exact name of registrant as specified in its charter)

Florida	000-14311	59-2597349
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5065 East Hunter Avenue

Anaheim, California 92807

(Address of Principal Executive Offices)

(714) 876-2490

(Registrant’s Telephone No.)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The Board of Directors of EACO Corporation (the “Company”) has unanimously appointed Ellen Bancroft to serve as a director to fill the vacancy currently existing on the Board. Ms. Bancroft will serve until the Company’s next Annual Meeting of Shareholders and until her successor is duly elected and qualified, or until her earlier death, resignation or removal, with such appointment was effective as of June 6, 2023. The Board has also affirmatively determined that Ms. Bancroft is an independent director under applicable listing standards of the Nasdaq Stock Market LLC. The Board has not yet determined the Committees of the Board to which Ms. Bancroft will be assigned.

In connection with her appointment as a director, Ms. Bancroft will receive compensation consistent with the Company’s director compensation program of (i) an annual cash retainer of $12,000 and (ii) a cash payment of $600 per Board or Committee meeting attended.

There is no arrangement or understanding between Ms. Bancroft and any other persons pursuant to which Ms. Bancroft was appointed as a director, and Ms. Bancroft has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 6, 2023	EACO CORPORATION

	By:	/s/ Glen Ceiley
Glen Ceiley, Chief Executive Officer